UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement

On November 26, 2008, Calando Pharmaceuticals, Inc. (“Calando”), a majority owned subsidiary of Arrowhead Research Corporation (“Arrowhead”), entered into Unsecured Convertible Promissory Note Agreements (the “Notes”) for $2.7 million with accredited investors. The Notes have a 2 year maturity and bear 10% interest payable annually. Unpaid principal of the Note and accrued but unpaid interest thereon is convertible into common stock of Calando at a conversion price of $0.576647 per share (subject to adjustment, the “Conversion Price”) at any time in the sole discretion of the holder. In the event of a Calando “Company Sale,” each holder has the option to exchange the Note for two times the then outstanding principal amount owed under to the Note plus accrued and unpaid interest thereon (“Redemption Amount”) or convert the outstanding principal and accrued and unpaid interest thereon into Calando common stock at the Conversion Price. A Company Sale is defined under the Notes as the earliest to occur of: (a) the sale, exchange, or other transfer by any shareholder(s) of Calando of capital stock representing, individually or in the aggregate, greater than fifty percent (50%) of the outstanding voting capital of Calando; (b) a merger, consolidation, reorganization, or other transaction approved by the shareholders that would directly or indirectly produce the results described in (a) above; (c) a sale of all or substantially all of Calando’s assets approved by the shareholders; or (d) the consummation of an exclusive license of i) substantially all of the Company’s intellectual property assets; and/or to the ii) RONDEL siRNA delivery system, to a third party for a prepaid fee exceeding the Redemption Amount. At any time it is outstanding, Calando may redeem a Note for the Redemption Amount.

To facilitate the above investment in Calando, Arrowhead subjugated to the Notes Calando’s debt obligations aggregating $5.3 million for principal plus interest thereon. These debt obligations result from $5.3 million in principal loaned to Calando under a series of demand notes for capital Arrowhead has advanced to Calando since March 2008. Arrowhead invested $200,000 in the note offering.

The foregoing is intended only as a summary of the terms of the Note. Please refer to the Form of Unsecured Convertible Promissory Note Agreement, filed as Exhibit 10.1 hereto, for its complete terms. On December 3, 2008, the Company issued a news release announcing the Notes. A copy of the news release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Unsecured Convertible Promissory Note Agreement dated November 26, 2008

99.1	News Release dated December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul C. McDonnel
Paul C. McDonnel
Chief Financial Officer